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                                                                    EXHIBIT 23.4

                        RALPH E. DAVIS ASSOCIATES, INC.

                    CONSULTANTS - PETROLEUM AND NATURAL GAS
                         3555 TIMMONS LANE - SUITE 1105
                              HOUSTON, TEXAS 77027
                                 (713) 622-8955

            CONSENT OF INDEPENDENT PETROLEUM ENGINEER AND GEOLOGIST

As petroleum engineers, we hereby consent to the inclusion of the information included in this Form S-1 Registration Statement with respect to the oil and gas reserves of Black Hills Exploration and Production, Inc., the future net revenues from such reserves, and the present value thereof, which information has been included in this Form S-1 Registration Statement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form S-1 Registration Statement.

                                          RALPH E. DAVIS ASSOCIATES, INC.
                                          /s/ ALLEN C. BARRON
          ----------------------------------------------------------------------
                                          Allen C. Barron, P.E.
                                          President

March 19, 2001